Exhibit 99.2

ITEM 6.	SELECTED FINANCIAL DATA.

The following selected financial data is derived from our audited consolidated financial statements for the period from January 31, 2006 to December 31, 2006 and the years ended December 31, 2007 and 2008 (as adjusted).

You should read this selected financial data together with the more detailed information contained in our consolidated financial statements and related notes and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(in thousands, except per share data)	For the year ended December 31, 2008	For the year ended December 31, 2007	For the period from January 31, 2006 to December 31, 2006
Operations Highlights:
Net investment income	$53,100	$83,603	$25,554
Net income (loss) attributable to common stockholders	$(146,343)	$(1,261,320)	$22,031

Per Share Date:
Basic earnings (loss) per share	$(2.46)	$(22.48)	$1.48
Diluted earnings (loss) per share	$(2.46)	$(22.48)	$1.48
Dividends declared per share	$0.50	$1.23	$1.75
Book value per share (1)	$1.10	$(40.45)	$7.81

(in thousands)	As of December 31, 2008	As of December 31, 2007	As of December 31, 2006
Balance Sheet Highlights:
Total assets	$3,934,931	$8,935,376	$10,602,350
Total indebtedness	$3,512,372	$11,096,783	$9,981,891
Total liabilities	$3,826,931	$11,315,371	$10,074,950
Noncontrolling interests in subsidiaries	$43,048	$19,543	$98,598
Total parent stockholders’ equity (deficit)	$64,952	$(2,399,538)	$428,802

(1)	Calculation excludes the noncontrolling interests’ portion of equity.

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